Kinder Morgan G.P., Inc.
               (a wholly-owned subsidiary of Kinder Morgan, Inc.)
                                  Balance Sheet
                                At March 31, 2000
                           (In Thousands) (Unaudited)

                                     ASSETS

Current assets:
   Receivable from Partnership (Note 5)                           $    3,842
   Receivable - Other                                                     53
   Prepaid expenses                                                      618
                                                                  -----------
                                                                       4,513
Investment in Partnership                                          1,345,533
Deferred taxes and other                                               1,789
                                                                  -----------

      Total assets                                                $1,351,835
                                                                  -----------

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Accounts payable - trade                                       $    1,579
   Accrued liabilities                                                 4,966
   Payable to Kinder Morgan, Inc. (Note 5)                             4,573
   Accrued taxes                                                       2,958
                                                                  -----------
                                                                      14,076
Deferred taxes and other                                             506,921
                                                                  -----------
                                                                     520,997
                                                                  -----------
Commitments and contingencies (Note 4)
Stockholder's equity:
   Common stock, $10 par value, authorized, issued and outstanding
     1,000,000 shares                                                 10,000
   Additional paid-in capital                                        815,251
   Accumulated earnings (deficit)                                      5,587
                                                                  -----------
      Total stockholder's equity                                     830,838
                                                                  -----------

      Total liabilities and stockholders' equity                  $1,351,835
                                                                  -----------


   The accompanying notes are an integral part of this financial statement.

Kinder Morgan G.P., Inc.
(a wholly-owned subsidiary of Kinder Morgan, Inc.)
Notes to Balance Sheet
March 31, 2000
------------------------------------------------------------------------------

1.   ORGANIZATION

     Effective February 14, 1997, Kinder Morgan, Inc. ("KMI") acquired all of the issued and outstanding stock of Enron Liquids Pipeline Company ("ELPC"), and ELPC was renamed Kinder Morgan G.P., Inc. (the "General Partner"). The General Partner owns an effective 3.4% interest in Kinder Morgan Energy Partners, L.P. (the "Partnership") as of March 31, 2000. The ownership interest consists of a 1% general partner interest in the Partnership, 862,000 common units of the Partnership and a 1.0101% general partner interest in each of the Partnership's four operating limited partnerships. The Partnership owns the remaining 98.9899%.

     On October 7, 1999, KMI completed a merger with K N Energy, Inc., a Kansas corporation, providing integrated energy services including the gathering, processing, transportation and storage of natural gas, marketing of natural gas and natural gas liquids and electric power generation and sales. The combined entity was renamed Kinder Morgan,Inc. and trades under the New York Stock Exchange symbol "KMI." KMI remains the sole stockholder of the General Partner.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following significant accounting policies are followed by the General Partner in the preparation of the financial statement.

     USE OF ESTIMATES
     The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

     INVESTMENT  IN  PARTNERSHIP
     The General Partner's investment in the Partnership is accounted for under the equity method. At March 31, 2000, the General Partner's investment in the Partnership exceeded its share of the underlying equity in the net assets of the Partnership by $1,297,390,097. This excess is being amortized on a straight-line basis over 44 years. The amortization period approximates the useful lives of the Partnership's assets, which range from eight to fifty years.

Kinder Morgan G.P., Inc.
(a wholly-owned subsidiary of Kinder Morgan, Inc.)
Notes to Balance Sheet
March 31, 2000
------------------------------------------------------------------------------



      INCOME TAXES
      The General Partner accounts for income taxes under the liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are determined based on temporary differences between the financial reporting and tax bases of the General Partner's assets and liabilities using enacted tax rates in effect during the years in which the differences are expected to reverse.

3.    INVESTMENT IN PARTNERSHIP

      Summarized financial information of the Partnership at March 31, 2000 is presented below (in thousands):

      Current assets                                            $  170,752
      Noncurrent assets                                          3,147,289
      Current liabilities                                          130,960
      Long-term debt and other liabilities                       1,329,734
      Minority interest                                             50,183
      Partners' capital                                          1,807,164


4.   LITIGATION, COMMITMENTS AND OTHER CONTINGENCIES

     LITIGATION
     The General Partner, in the ordinary course of business, is a defendant in various lawsuits relating to the Partnership's assets. The Partnership made certain acquisitions during the year 1999 and during the first quarter of 2000. The General Partner assumed potential and existing claims associated with those acquisitions. Although no assurance can be given, the General Partner believes, based on its experience to date, that the ultimate resolution of such items will not have a material adverse impact on the General Partner's financial position. It is expected that the Partnership will reimburse the General Partner for any liability or expenses incurred in connection with these legal proceedings.

     FERC
     The Partnership and certain of its subsidiaries are defendants in several actions in which the plaintiffs protest pipeline transportation rates with the Federal Energy Regulatory Commission ("FERC"). These actions are currently pending. The Plaintiffs seek to recover transportation overpayments and interests and in some cases treble and punitive damages.

Kinder Morgan G.P., Inc.
(a wholly-owned subsidiary of Kinder Morgan, Inc.)
Notes to Balance Sheet
March 31, 2000
--------------------------------------------------------------------------------

     The  General  Partner  is  not  able  to  predict  with  certainty  whether settlement agreements will be completed with some or all of the complainants, the final terms of any such settlement agreements that may be consummated, or the final outcome of the FERC proceedings should they be carried through to their conclusion, and it is possible that current or future proceedings could be resolved in a manner adverse to the Partnership, which could affect future cash distributions to the General Partner.

     ENVIRONMENTAL
     The Partnership is subject to environmental cleanup and enforcement actions from time to time. In particular, the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund" law) generally imposes joint and several liability for cleanup and enforcement costs, without regard to fault or the legality of the original conduct, on current or predecessor owners and operators of a site. The operations of the Partnership are also subject to federal, state and local laws and regulations relating to protection of the environment. Although the Partnership believes its operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline and terminal operations, and there can be no assurance significant costs and liabilities will not be incurred by the Partnership. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of the Partnership, could result in substantial costs and liabilities to the Partnership which could affect future cash distributions to the General Partner.

     The Partnership, along with several other respondents, is involved in a cleanup in connection with an acquisition made in 1998. This cleanup, ordered by the United States Environmental Protection Agency ("EPA"), related to ground water contamination in the vicinity of the Partnership's storage facilities and truck loading terminal at Sparks, Nevada. In addition, the Partnership is presently involved in several ground water hydrocarbon remediation efforts under administrative orders issued by the California Regional Water Quality Control Board and two other state agencies. Although no assurance can be given, the General Partner believes the ultimate resolutions of these matters will not have a material adverse effect on the Partnership's financial position, result of operations, or its ability to pay cash distributions to the General Partner.

     OTHER
     The  Partnership,  in the ordinary  course of  business,  is a defendant in
     various  lawsuits  relating  to  the  Partnership's  assets.   Although  no
     assurance can be given, the General Partner believes, based on its

Kinder Morgan G.P., Inc.
(a wholly-owned subsidiary of Kinder Morgan, Inc.)
Notes to Balance Sheet
March 31, 2000
-------------------------------------------------------------------------------

     experience to date, the ultimate resolution of such items will not have a material adverse impact on the Partnership's financial position, results of operations, or its ability to pay cash distributions to the General Partner.

5.   RELATED PARTY TRANSACTIONS

     RECEIVABLE FROM PARTNERSHIP
     General and administrative expenses incurred by the General Partner are all reimbursed by the Partnership as provided in the Partnership Agreement. The receivable from Partnership of $3,842,000 at March 31, 2000, represents general and administrative expenses incurred by the General Partner to be reimbursed by the Partnership. The accrued liabilities of $4,966,000 at March 31, 2000, represent general and administrative expenses accrued by the General Partner to be reimbursed by the Partnership upon payment of the expenses.

     PAYABLE TO KMI
     The payable to KMI of $4,573,000 at March 31, 2000, primarily represents amounts loaned to the General Partner for its minority interest contributions to the Partnership. It also includes income taxes paid by KMI on behalf of the General Partner as of December 31, 1999 as well as general and administrative expenses incurred by KMI during the first quarter of 2000. The General Partner shares administrative personnel with KMI to operate both KMI's business and the business of the Partnership. As a result, the officers of the General Partner, who in some cases may also be officers of KMI, must allocate, in their reasonable and sole discretion, the time the General Partner's employees spend on behalf of the Partnership and on behalf of KMI. For 2000, KMI will pay the General Partner $1 million as reimbursement for the services of the General Partner's employees. The General Partner will pay KMI $6.05 million as reimbursement for its administrative services performed on behalf of the Partnership. Management of the General Partner believes these amounts fairly reflect the value of the services performed for and by KMI. The General Partner and KMI will periodically reevaluate the amount to be charged to KMI and to the General Partner for the services provided by the employees of KMI and the General Partner.